UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2018

Commission File Number: 001-36568

HEALTHEQUITY, INC.

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(801) 727-1000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement or Material Amendment to a Material Agreement.

On September 27, 2018, HealthEquity, Inc. (the “Company”) entered into (i) a Third Amendment to Amended and Restated Lease Agreement (the “BG 1 Extension Amendment”), amending that certain Amended and Restated Lease Agreement, dated May 15, 2015, as previously amended (the “BG 1 Lease”), by and between the Company and BG Scenic Point Office 1, L.C. (“Landlord 1”), (ii) a Third Amendment to Lease Agreement (the “Third Expansion Amendment”) to that certain Lease Agreement, dated May 15, 2015, as previously amended (the “BG 2 Lease”, together with the BG 1 Lease, each a “Current Lease”) by and between the Company and BG Scenic Point Office 2, L.C. (“Landlord 2”, together with Landlord 1, the “Existing Landlord”) (iii) a Fourth Amendment to Lease Agreement (together with the BG 1 Extension Amendment, the “Extension Amendments”) to the BG 2 Lease, and (iv) a Lease Agreement (the “New Building Lease”) with BG Scenic Point Office 3, L.C. (the “New Landlord”), in order to expand its facilities at its Draper, Utah headquarters.

The material terms of the Third Expansion Amendment are described below:

•
On September 16, 2016 the Company entered into a Second Amendment to the BG2 Lease (the “2016 Amendment”) pursuant to which the Company leased an additional 23,206 square feet subject to the BG 2 Lease (the “Third Expansion Premises”). Pursuant the Third Expansion Amendment, effective January 1, 2018, the Company will be responsible for 100% of certain costs and expenses incurred by Landlord 2 in connection with the ownership, operation, management, maintenance, and related improvements of the Third Expansion Premises subject to the BG 2 Lease.

•
Effective January 1, 2018, the base rent with respect to the Third Expansion Premises will be $18.00 per rentable square foot, subject to annual base rent increases of 2.5% throughout the term of the BG 2 Lease.

The material terms of the Extension Amendments are described below:

•
The initial term of each Current Lease will be extended to the date which is 130 months after the commencement of the New Building Lease, so that the initial term of each Current Lease and the New Building Lease expire on the same date.

•	For each year that the initial term of each Current Lease is extended, the Existing Landlord will fund up to $3.00 per usable square foot of tenant improvements under each Current Lease.

The material terms of the New Building Lease are described below:

•	The lease is for approximately 75,000 square feet in a building to be constructed on property adjacent to the Company’s current headquarters (the “Property”).

•
The term of the New Building Lease is expected to commence during the third quarter of fiscal year 2020 and will span 130 full calendar months (plus the partial calendar month in which the New Building Lease commences if such date is a day other than the first day of the calendar month) with two separate five-year renewal options, at the Company’s option.

•
In the event the Company does not receive approval to obtain certain tax incentives on or before October 12, 2018, the Company may terminate the New Building Lease by delivering written notice to the New Landlord on or before October 15, 2018. In addition, in the event the New Landlord does not acquire the Property on or before November 15, 2018, at any time prior to the New Landlord’s acquisition of the Property, the New Building Lease may be terminated by either the Company or the New Landlord.

•
Upon commencement of the rent obligation, the initial base rent is $20.25 per rentable square foot. The Company’s base rent obligation is subject to partial abatement for the first twelve months immediately following commencement. The New Building Lease contains annual base rent increases of 2.5% throughout its term.

•	In addition to the base rent, the New Building Lease calls for additional payments, including a portion of certain utility expenses, real estate taxes, insurance and operating costs.

•	The New Landlord will fund up to $55.00 per usable square foot of tenant improvements and the Company is responsible for tenant improvements in excess of that amount.

This current report on Form 8-K summarizes the material provisions of the Third Expansion Amendment, the Extension Amendments, and the New Building Lease. This summary is qualified in its entirety by reference to the full text of the Third Expansion Amendment, the Extension Amendments, and the New Building Lease which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2018, and the full text of each Current Lease, each of which were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2015, and the 2016 Amendment which was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2016.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: October 3, 2018	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer